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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-187255),

  (2)
  Registration Statement (Form S-8 No. 333-172356),

  (3)
  Registration Statement (Form S-8 No. 333-127732),

  (4)
  Registration Statement (Form S-8 No. 333-127731),

  (5)
  Registration Statement (Form S-8 No. 333-09671),

  (6)
  Registration Statement (Form S-8 No. 333-09669),

  (7)
  Registration Statement (Form S-8 No. 333-61244), and

  (8)
  Registration Statement (Form S-8 No. 333-09667);

of our reports dated February 10, 2014, with respect to the consolidated financial statements and schedule of Hawaiian Holdings, Inc. and the effectiveness of internal control over financial reporting of Hawaiian Holdings, Inc., included in this Annual Report (Form 10-K) of Hawaiian Holdings, Inc. for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Honolulu, Hawai'i
February 10, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM